SF Partnership, LLP
                               The Madison Centre
                          4950 Yonge Street, Suite 400
                        Toronto, Ontario, CANADA M2N 6K1
                                Ph 416-250-1212



Board of Directors
VHS Network, Inc.
390 Bay Street, Suite 2020
Toronto, ON  M5H 2Y2

Dear Sirs:

                          INDEPENDENT AUDITORS' CONSENT


We hereby  consent to the use in the Form  10-KSB of VHS  Network,  Inc.  of our
Auditors' Report, dated April 10, 2003, relating to the balance sheet of VHS Network, Inc. as at December 31, 2002, and the related statements of stockholders' equity, earnings and cash flows for the year ended December 31, 2002.

Yours truly,

/s/ SF PARTNERSHIP, LLP
Chartered Accountants